UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2011

Tecumseh Products Company
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-00452	38-1093240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1136 Oak Valley Drive, Ann Arbor, Michigan		48108
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	734-585 9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2011, Tecumseh Products Company ("Tecumseh Products"), Tecumseh Compressor Company, Tecumseh Products of Canada, Limited, and Evergy, Inc. (with Tecumseh Products collectively referred to as the "Tecumseh Companies") entered into a Revolving Credit and Security Agreement (the "Credit Agreement") with PNC Bank, National Association as Lender and as Agent ("PNC") pursuant to which, subject to the terms and conditions set forth therein, PNC agreed to provide senior secured revolving credit financing up to an aggregate principal amount of $45,000,000 to the Tecumseh Companies, including up to $10,000,000 in letters of credit (the "Revolving Credit Facility"). The proceeds of the Revolving Credit Facility will be used to (a) refinance existing senior debt, (b) pay fees and expenses related to the Credit Agreement, and (c) provide for the ongoing working capital needs of the Tecumseh Companies and (subject to certain additional requirements and conditions) their subsidiaries. Unless sooner terminated in accordance with the terms of the Credit Agreement, the Revolving Credit Facility matures, and must be repaid in full, on April 21, 2015.

The Revolving Credit Facility is guaranteed by each of the Tecumseh Companies and will be guaranteed by their subsequently formed U.S. and Canadian subsidiaries. Revolving Credit Facility availability is calculated under a formula based on the Tecumseh Companies’ eligible receivables, inventory and machinery and equipment, subject to reserves established by PNC in its reasonable discretion and the exercise of PNC's reasonable discretion in determining eligible collateral and in adjusting advance rates. Advances under the Credit Agreement bear interest at either LIBOR or an alternative base rate, plus (in each case) a margin that varies based on average undrawn borrowing availability under the Revolving Credit Facility during the prior quarter. For letters of credit, the Tecumseh Companies must pay letter of credit fees equal to the then-applicable LIBOR margin multiplied by the average daily face amount of each letter of credit, plus a 0.25% fronting fee to the issuer together with any other negotiated fees.

The Revolving Credit Facility will be secured by a first priority perfected security interest in substantially all existing and future assets of the Tecumseh Companies, excluding certain owned real estate and equipment located or to be located in Ann Arbor, Michigan, idle real estate properties, intellectual property, stock in non-U.S. and non-Canadian subsidiaries, and loan or note receivables owing by Tecumseh Products India, Ltd. to Tecumseh Products and collateral therefor. The Credit Agreement contains various representations and warranties, covenants and defaults typical for this type of asset-based loan, including limitations on dividends, investments and the ability to incur additional indebtedness or grant additional liens against or sell assets. Additionally, the Credit Agreement includes a minimum fixed charge coverage ratio requirement of 1 to 1 (calculated on a rolling 12 month basis) which the Tecumseh Companies and their subsidiaries must meet if average undrawn borrowing availability under the Revolving Credit Facility falls below a specified level. As of December 31, 2010 the Tecumseh Companies and their subsidiaries would have been in compliance with this covenant.

In connection with the Credit Agreement, the Tecumseh Companies have agreed that substantially all of their bank and investment accounts will be subject to springing control arrangements in favor of PNC. If average undrawn borrowing availability under the Revolving Credit Facility falls below a specified level, PNC will be entitled to control substantially all of the Tecumseh Companies’ incoming cash and deposit accounts. All collections and other payments received by the Tecumseh Companies will be applied to reduce any outstanding balance under the Revolving Credit Facility, and any amounts borrowed or re-borrowed in accordance with the terms of the Credit Agreement will be made available by PNC to the Tecumseh Companies in accordance with the terms of the Credit Agreement. The Tecumseh Companies’ investment accounts will be outside of this control arrangement unless and until an event of default has occurred under the Credit Agreement and is continuing.

Tecumseh Products must pay various fees in connection with the Revolving Credit Facility, including (i) a $100,000 closing fee, (ii) a facility fee payable quarterly in arrears equal to 0.375% per annum on the unused portion of the Revolving Credit Facility, (iii) a collateral management fee of $2,000 a month (plus $1,000 per person per day plus expenses for field examinations), and (iv) costs and expenses, including legal fees and costs, incurred by PNC in connection with the Credit Agreement (of which approximately $230,000 were paid at closing). The Revolving Credit Facility is also subject to a prepayment fee if repaid in the first two years.

In addition to the Credit Agreement, the Tecumseh Companies and PNC entered into a side letter on April 21, 2011 (the "Side Letter"). The Side Letter identifies those conditions precedent to funding under the Credit Agreement that had not been completed as of its date of execution (the "Open Conditions Precedent") and confirms that PNC will not be obligated to make its initial advances under the Credit Agreement until the Open Conditions Precedent are satisfied. The Open Conditions Precedent include delivery of a leasehold deed of trust and certain related documents for a building owned and land leased by Tecumseh Products in Lee County, Mississippi; delivery of a consent to the leasehold mortgage from Lee County; completion and delivery of certain due diligence and security interest materials; and providing certain UCC termination statements and third party signatures. PNC agreed under the Side Letter to promptly request credit committee approval to waive the requirement of the leasehold mortgage if, despite their good faith efforts, the Tecumseh Companies are unable to obtain the consent of Lee County. The Tecumseh Companies will not be able to borrow under the Revolving Credit Facility or request the issuance of letters of credit until the Open Conditions Precedent are satisfied, but closing fees have been fully paid and are non-refundable and the facility and collateral management fees are calculated beginning April 21, 2011. The Tecumseh Companies did not intend to borrow or request the issuance of letters of credit under the Revolving Credit Facility immediately but would like to use the Revolving Credit Facility to replace certain existing letters of credit within the next 60 days.

The foregoing summary description of the Credit Agreement, the Side Letter and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Side Letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement and Side Letter in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit No. Description
10.1 Revolving Credit and Security Agreement, dated as of April 21,2011, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.

10.2 Side Letter, dated as of April 21, 2011, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tecumseh Products Company

April 27, 2011	By:	/s/ James J Connor

Name: James J Connor
Title: Vice President, Secretary and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Revolving Credit and Security Agreement, dated as of April 21, 2011, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.
10.2	Side Letter, dated as of April 21, 2011, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.